U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                                 FORM 8-K 12g-3

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported): September 4, 2001



                            Apache Motor Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                      __________                76-0603927
         ------                                                ----------

     (State or other                (Commission             (I.R.S. Employer
      Jurisdiction                  File Number)           Identification No.)
     of incorporation)

           141-757 West Hastings Street, Suite 676
           Vancouver, British Columbia, Canada                 V6C 1A1
           ----------------------------------------            --------
           (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:     (604) 681-7806
                                                     --------------------


Former Name and Address (on Form 10-SB filed March 21, 2000):

        Cambridge Creek Companies, Ltd.*
        Suite 37 - B3 - 1410 Parkway Boulevard
        Coquitlam, British Columbia
        Canada  V3E 3J7

*This report is being filed with the Commission by the Registrant as a Successor Issuer to Cambridge Creek Companies, Ltd. by virtue of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended. The Commission File Number of Cambridge Creek Companies, Ltd. is 000-30041 and its CIK is 0001090951.

                     INFORMATION TO BE INCLUDED IN THE REPORT

                                                                            Page
                                                                            ----
Item 1. Changes in Control of Registrant                                       3

Item 2. Acquisition or Disposition of Assets                                   4
        (a)   Description of Business
        (b)   Management's Discussion and Analysis or Plan of Operation
        (c)   Description of Property
        (d)   Security Ownership of Certain Beneficial Owners and Management
        (e)   Directors and Executive Officers
        (f)   Executive Compensation
        (g)   Certain Relationships and Related Transactions
        (h)   Description of Securities
        (i) Market Price of and Dividends on the Registrant's Common Equity and Other Shareholder Matters
        (j)   Legal Proceedings
        (k)   Changes in and Disagreements With Accountants
        (l)   Recent Sales of Unregistered Securities
        (m)   Indemnification of Directors and Officers
        (n)   Reports to Shareholders

Item 5. Other Events                                                          23

Item 7. Financial Statements and Exhibits

SIGNATURES                                                                    24

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Merger Agreement
----------------

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated August 31, 2001, (effective September 4, 2001) Apache Motor Corporation (the "Company" and formerly Vitaminoverrun.com Corp.), a Nevada corporation, acquired all of the outstanding shares of common stock of Cambridge Creek Companies, Ltd. ("Cambridge"), a Nevada corporation, from the shareholders of Cambridge in an exchange for an aggregate of 50,000 shares of common stock of the Company plus $35,000.00 and merged with Cambridge (the "Merger").

The Merger was approved by the unanimous consent of the Board of Directors of Cambridge and its shareholder on August 31, 2001. The Merger was also approved by unanimous consent of the Board of Directors of the Company on August 31, 2001. No Company shareholder vote was required. The Merger was effective on September 4, 2001. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Upon effectiveness of the Merger and pursuant to Rule 12g-3(a) of the General Regulations of the U.S. Securities and Exchange Commission ("SEC"), the Company elected to become the successor issuer to Cambridge for reporting purposes under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and elects to report under the Exchange Act beginning effective September 4, 2001.

The Company will continue to retain Pannell Kerr Forster as the auditor for the surviving entity. Pannell Kerr Forster has been the auditor for Apache Motor Corporation and has performed the Company's annual audit for the previous fiscal year, thus the Company, as successor registrant of Cambridge, is not treating this as a change in registrant's certifying accountant for reporting purposes.

A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

Control of the Company
----------------------

The Company had 22,550,000 shares of common stock, $0.001 par value per share, issued and outstanding prior to the Merger, and 22,600,000 shares issued and outstanding following the Merger. Cambridge had 2,500,000 shares of common stock, par value $0.001 per share, issued and outstanding prior to the Merger. Immediately upon the effectiveness of the Merger, each Cambridge share of common stock was cancelled.

The executive officer and director of Cambridge, Douglas Roe, resigned such offices as a result of the Merger. The executive officers and directors of the Company will serve as the executive officers and directors of the surviving corporation.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Upon the effective date of the merger, September 4, 2001, Cambridge ceased to exist and all of its assets and liabilities became those of the Company.

The consideration exchanged pursuant to the Merger Agreement was negotiated between Cambridge and the Company. In evaluating the Merger, Cambridge used criteria such as the value of assets of the Company, the Company's anticipated operations and acquisitions, business name and reputation, quality of management, and current and anticipated operations. Cambridge determined that the consideration for the Merger was reasonable. In evaluating Cambridge, the Company primarily focused on Cambridge's status as a reporting issue under
Section 12(g) of the Exchange Act.

In exchange for all of the outstanding shares of common stock of Cambridge, being 2,500,000 common shares, the Company issued from its treasury an aggregate of 50,000 shares of its common stock, having a par value of $0.001 per share, and paid $35,000.00 to the shareholder of Cambridge.

The offering of the Company's shares to the shareholder of Cambridge was conducted pursuant to an exemption from registration, namely Rule 506 of Regulation D and/or Regulation S under the Securities Act of 1933, as amended (the "Act"). As a result, the 50,000 shares of the Company's common stock held by the shareholder of Cambridge are "restricted securities" subject to Rule 144 of the Act.

                         (a) DESCRIPTION OF BUSINESS

Description of the Business of Cambridge
----------------------------------------

Cambridge was organized under the laws of the State of Nevada on May 27, 1999. Cambridge's principal business objective has been to locate and acquire an operating business entity, which management of Cambridge determined would be a suitable acquisition (a "Target Company"). Cambridge recognized that as a result of its limited financial, managerial and other resources, the pool of suitable businesses that would be available to it would be limited. Cambridge's principal business objective was focused on long term growth upon acquisition of a Target Company.

Cambridge did not restrict its search to any specific business, industry or geographic location. It sought to acquire a Target Company that was looking to avail itself of the benefits of being a "reporting issuer" in order to facilitate capital formation to expand into new markets.

In order to better facilitate its business goals, Cambridge voluntarily filed with the SEC a Form 10-SB on March 21, 2000 and became a "reporting issuer" under the Exchange Act sixty days later. From the time it became a reporting issuer until the Merger, Cambridge did not engage in any business activities other than identifying and investigating potential Target Companies. With its limited finances and absence of material assets or liabilities, Cambridge decided to forego the acquisition of another business and instead agreed to be acquired by the Company. Under the terms of the Merger, all of the outstanding assets and liabilities of Cambridge were assumed by the Company.

Further detailed information about Cambridge can be found in its Form 10-SB filed with the SEC on March 21, 2000 and its Exchange Act reports.

Description of Business of the Company
--------------------------------------

General

Apache Motor Corporation was incorporated under the laws of the State of Nevada on April 2, 1999 as Vitaminoverrun.com Corp., changed its name to Apache Motor Corporation on August 30, 2001, and is in its early developmental and promotional stages. To date, the Company's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. The Company has not commenced commercial operations. The Company has no full time employees and owns no real estate. The Company's business plan has been to determine the feasibility of selling Vitamineralherb.com products to specific markets pursuant to a license agreement with Vitamineralherb.com. Should the Company determine that the plan is feasible, it intends to market high quality, low cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. The Company is also considering the acquisition of The Apache Motor Corp., an Alberta, Canada company, which is focused on developing a radial combustion engine.
The Company's initial business intention started with its plan to market high quality, low cost vitamins, minerals, nutritional supplements and other health and fitness products to a broad market through its own Internet web-site whereby customers would order from the Company's web-site and the order would then be immediately placed with a manufacturer. The Company's intention was to place orders with major manufacturers who may have production over runs and thereby be willing to sell the over run products at a reduced cost. In pursuing its original business plan, the Company was introduced to Vitamineralherb.com, refocused its business direction and entered into a license agreement with Vitamineralherb.com.

The License

The Company has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products via the Internet for sale to their clients. The Company's territory is the country of Ireland. The license will be automatically renewed unless the Company or Vitamineralherb.com gives the other notice of its intent not to renew.

Vitamineralherb.com has agreed to provide certain business administrative services to the company, including product development, web-site creation and maintenance, establishment of banking liaisons, and development and maintenance of an order fulfillment system, thereby enabling the company to focus strictly on marketing, sales and business development. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a mark up, which Vitamineralherb.com and the Company share equally.

The Company and its customers will also be able to request quotes for and order custom-formulated and custom-labeled products via the web-site. When a fitness or health professional becomes a client, the Company's salesperson will show the client how to access the Vitamineralherb.com web site. The client is assigned an identification number that identifies it by territory, salesperson, business name, address, and other pertinent information. The health or fitness professional may then order the products he or she desires directly through the Vitamineralherb.com web site. The customer will be asked to pay for the purchase with a credit card, electronic check ("e-check"), or debit card. All products will be shipped by the manufacturer directly to the professional or its clients.

Vitamineralherb.com maintains the web-site, and each licensee pays an annual web-site maintenance fee of $500. Vitamineralherb.com's Internet clearing bank handles all financial transactions. The Vitamineralherb.com webmaster downloads e-mail orders several times a day, checks with the clearing bank for payment and then submits the product order and electronic payment to International Formulation and Manufacturing. Vitamineralherb.com then forwards the money due the Company via electronic funds transfer. Vitamineralherb.com's software tracks all sales through the customer's identification number, and at month end, e-mails to the Company and customer a detailed report including sales commissions. Vitamineralherb.com has indicated that it will use e-commerce advertising such as banner ads on major servers and web sites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the web site to customers located in Ireland will automatically be assigned to the Company.

Background on the Manufacturer and Distributor

On July 5, 2001, Vitamineralherb.com entered into a manufacturing agreement with Gaia Garden Herbal Dispensary and Alta Natural, nutraceutical manufacturing firms. These firms manufacture vitamin, mineral, nutritional supplement and alternative health products for various marketing organizations; they do no retail marketing. In addition to a line of standard products, the companies are able to manufacture custom blended products for customers and supply privately-labeled products for the Company's customers at a minimal added cost.

Implementation of Business Plan

The Company's current business plan involves first determining the feasibility of selling Vitamineralherb.com products to targeted markets. Should the company determine that it is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients what the company believes are high-quality, low-cost vitamins, minerals, nutritional supplements and other health and fitness products. These professionals would sell the products to their clients via the Internet.

No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all. If the Company does not have sufficient funds to meet its business plan objectives, it may be unable to fully implement its business plan and generate enough revenue to sustain its business operations.

Industry Background

The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately 275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases involved the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the world wide web. The Company believes that this dramatic growth presents significant opportunities for online retailers.

In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. The Company believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

Competition

The electronic commerce industry is new, rapidly evolving and intensely competitive and the Company expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

The Company's competitors can be divided into several groups including:

  * traditional vitamins, supplements, minerals and alternative health products retailers;

  * the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

  * online retailers of pharmaceutical and other health related products that also carry vitamins, supplements, minerals and alternative health products;

  * independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

  * mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

  * direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

Many of the Company's potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to web site and systems development than the Company does. Increased competition may result in reduced operating margins and loss of market share.

The Company believes that the principal competitive factors in its market are:

  *  ability to attract and retain customers;

  *  breadth of product selection;

  *  product pricing;

  *  ability to customize products and labeling;

  *  quality and responsiveness of customer service.

The Company believes that it can compete favorably on these factors. However, the Company will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, the Company's online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

The Company believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

  * Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also limited in their ability to provide consumers with product advice tailored to their particular situation.

  * Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

  * Lack of customer loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.


As a result of the foregoing limitations, the Company believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

The Company hopes to attract and retain consumers through the following key attributes of its business:

  * Broad Expandable Product Assortment. The Company's product selection is substantially larger than that offered by store-based retailers.

  * Low Product Prices. Product prices can be kept low due to volume purchases through the Company's affiliation with Vitamineralherb.com and other licensees. Product prices will also be lower due to the Company's lack of need of inventory and warehouse space. All products are shipped from International Formulation and Manufacturing's inventory.

  * Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

  * Access to Personalized Programs. Health or fitness professionals can tailor vitamin and dietary supplement regimes to their clients.

Regulatory Environment

     The manufacturing, processing, formulating, packaging, labeling and advertising of the products the Company sells may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

     In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in the Company's sales.

Employees

The Company is a development stage company and currently has no employees. Christine Cerisse, its sole officer and director, currently manages the Company. The Company looks to Ms. Cerisse for her entrepreneurial skills and talents.
For a complete discussion of Ms. Cerisse's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. The Company may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in the Company, which would dilute the ownership interest of holders of existing shares of its common stock.

Reports to Security Holders

The Company has voluntarily elected to file this Form 8-K in order to become a reporting company under the Securities Exchange Act of 1934, as amended. Following the effective date of the Merger, the Company will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company will file annual, quarterly and other reports with the Securities and Exchange Commission. The Company will also be subject to the proxy solicitation requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will furnish an annual report with audited financial statements to its stockholders.

Press Release on Merger

The Company issued a press release with respect to the Merger on September 6, 2001, a copy of which is attached as Exhibit 99 to this Form 8-K.

(b) MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the audited financial statements and accompanying notes and the other financial information appearing elsewhere in this Form 8-K.

This Form 8-K contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This Form 8-K also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Vitamineralherb.com products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this Form 8-K. The Company's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by the Company described elsewhere in this Form 8-K. The following discussion and analysis should be read in conjunction with the Company's financial statements and notes thereto and other financial information included elsewhere in this Form 8-K.

Plan of Operation

During the period from April 2, 1999 (date of incorporation) through August 31, 2001 the Company has engaged in no significant operations other than organizational activities and acquisition of the rights to market
Vitamineralherb.com products. The Company received no revenues during this period.

For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses and expenses associated with setting up a company structure to begin implementing its business plan. The Company anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

The Company's business plan is to determine the demand for the Vitamineralherb.com products in its exclusive market, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb.com products.

Liquidity and Capital Resources

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, the Company's balance sheet as of August 31, 2001 reflects total assets of $0.00, in the form of a license and capitalized organizational costs. Organizational expenses of $3,385.00 were paid for by the initial share-holders and expensed to operations.

The Company expects to carry out its plan of business as discussed above. The Company has no immediate expenses, other than the $3,385.00 of organizational expenses incurred and paid by the initial shareholders on behalf of the Company plus $4,304.00 in other expenses to august 31, 2001. Christine Cerisse will serve in her capacity as an officer and director of the Company without compensation until a market is developed for the Vitamineralherb.com products or the Company successfully pursues another source of revenue.

Should the Company determine that its business plan is feasible, it intends to employ sales people to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet. Based primarily on discussions with the licensor, the Company believes that during its first operational quarter, it will need a capital infusion of approximately $90,000.00 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople and administrative expenses. In addition, the Company will need approximately $260,000.00 in the event it determines that its market will not pay in advance and it will have to extend credit.

Should the Company determine to not go ahead with the Vitamineralherb.com license, the Company may engage in a combination with another business. The Company cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which the Company may eventually combine.

The Company has engaged in discussions concerning a business combination with The Apache Motor Corp., and may enter into a share exchange agreement which would enable it to acquire The Apache Motor Corp. The Apache Motor Corp. is an Alberta, Canada corporation located in Calgary and engaged in the development and marketing of a radial combustion engine.

The Company will need additional capital to carry out its business plan and/or to acquire The Apache Motor Corp. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all. The Company has no commitments for capital expenditures.

Risk Factors Associated with the Company and Its Business
---------------------------------------------------------

The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks:

     LIMITED OPERATING HISTORY.
The Company's limited operating history makes evaluation of the Company's current business and the forecasting of the Company's future results difficult. The Company has only a limited operating history upon which an evaluation of the Company's current business and prospects can be based, each of which must be considered in light of the risks, expenses and problems frequently encountered by all companies in the early stages of development. The Company has no record of commercial production, earnings or sales. The Company, therefore, is considered promotional and in its early formative and development stage. There is no assurance that the Company's products will achieve sales at a commercially viable level.

     FUTURE GROWTH PREDICTIONS MAY BE INACCURATE.
The Company's limited operating history makes the prediction of future results difficult or impossible. Furthermore, the Company's limited operating history leads the Company to believe that period-to-period comparisons of the Company's operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. To the extent that revenues do not grow at anticipated rates, the Company's business, results of operations and financial condition would be materially and adversely affected.

     THE COMPANY ANTICIPATES INCURRING LOSSES INTO THE FUTURE.
The Company anticipates incurring losses for the foreseeable future. The extent of future losses will depend, in part, on the amount of growth in revenues from the Company's services and products. The Company expects that operating costs will increase during the next several years, especially in the areas of sales and marketing, product development and general and administrative expenses as it pursues its business strategy. Thus, the Company will need to generate increased revenues faster than the rate of growth in costs to achieve profitability. To the extent that increases in its operating expenses precede or are not subsequently followed by corresponding increases in revenues, or if it is unable to adjust operating expense levels accordingly, the Company's business, results of operations and financial condition would be materially and adversely affected. There can be no assurance that the Company will sustain profitability or that its operating losses will not increase in the future.

     COMPETITION FROM LARGER COMPANIES IS EXPECTED.
The industries in which the Company competes are intensely competitive and the Company competes and will compete with companies having greater financial and technical resources. Therefore, to the extent that the Company is able to establish sales, revenues and profits, there is no assurance that it would be able to sustain such sales, revenues and profits. Moreover, although not a major factor today, if and when the Company begins achieving its objectives, larger, better financed companies in peripheral businesses may be attracted to the Company's markets. They may be prepared to spend large sums quickly to develop competitive products and to mount major marketing campaigns. The Company is aware of this possibility and hopes to establish itself as an industry leader early on. Time is of the essence and the Company's financing and marketing programs are essential to minimize this risk.

     THE COMPANY CURRENTLY DEPENDS ON A LIMITED NUMBER OF SUBCONTRACT SUPPLIERS. Serving as a market distributor of vitamin, mineral and other nutritional supplements is the primary business of the Company. In the case that any subcontracted manufacturers that the Company is representing fail to meet delivery, quality and technology requirements of the customer, the Company would be exposed to the possible risks to take certain responsibilities for customers' claims and could suffer a possible loss of revenues or higher than anticipated costs of revenues, any of which could seriously harm its operating results.

     THE INSTABILITY OF THE INTERNET MAY AFFECT CUSTOMERS' ABILITIES TO UTILIZE THE COMPANY'S PRODUCTS AND SERVICES.
The Internet may not be able to support the demands placed on it by continued growth. The Company will be highly dependent on the Internet to provide its products to the marketplace. Customers that employ the Internet for digital copyright services could experience service degradation or latency due to the volume of users. In this case, the tendency of a dissatisfied customer might be to blame the seller (i.e., us) rather than the company providing the Internet access.

     THE COMPANY'S ABILITY TO ATTRACT ADDITIONAL FINANCING AS NEEDED MAY AFFECT ITS FUTURE SUCCESS.
The Company will require additional financings as it expects negative operating cash flow for the foreseeable future until income from its operations has grown to cover the cost of its support and development. Such financing, if obtained by the Company, may result in the issuance of additional securities and may not be available on terms favorable to it. The Company expects that it will continue to experience negative operating cash flow for the foreseeable future as a result of significant spending on product development, marketing and infrastructure. Accordingly, the Company may need to raise additional funds in a timely manner in order to fund its marketing and distribution of its products, respond to competitive pressures or acquire products, businesses or technologies. Additional funds will have to be raised through the issuance of equity or convertible debt securities causing the percentage of ownership of the Company's current stockholders to be reduced, stockholders to experience additional dilution, and such securities may have rights, preferences or privileges senior to those of the holders of its common stock. The Company does not have any contractual restrictions on the Company's ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants that would restrict the Company's operations. There can be no assurance that additional financing, if and when needed, will be available on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, it would have a material adverse effect on the Company's ability to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures.

     ANY SIGNIFICANT DETERIORATION IN THE GENERAL ECONOMIC CONDITIONS WOULD HAVE AN ADVERSE EFFECT ON THE COMPANY'S BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.
The success of the Company's operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages, salaries, business conditions, interest rates, availability of credit and taxation for the economy as a whole and in regional and local markets where the Company operates. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact the Company's results of operations and financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse effect on the Company's revenues and profitability.

     NO DIVIDENDS DECLARED NOR ANY LIKELY TO BE DECLARED IN THE FUTURE.
The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future rests with the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

     THE POSSIBLE ISSUANCE OF ADDITIONAL SHARES MAY IMPACT THE VALUE OF THE COMPANY'S COMMON STOCK
The Company is authorized to issue up to 100 million shares of common stock. It is the Company's intention to issue more shares than are currently outstanding. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes payable and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.

     BOARD OF DIRECTORS AUTHORITY TO SET RIGHTS AND PREFERENCES OF PREFERRED STOCK MAY PREVENT A CHANGE IN CONTROL BY SHAREHOLDERS OF COMMON STOCK.

Preferred shares may be issued in series from time to time with such designation, rights, preferences and limitations as the Company's Board of Directors determines by resolution and without shareholder approval. This is an anti-takeover measure. The Board of Directors has exclusive discretion to issue preferred stock with rights that may trump those of common stock. The Board of Directors could use an issuance of Preferred Stock with dilutive or voting preferences to delay, defer or prevent common stockholders from initiating a change in control of the company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of the Company's common stock.

     SHAREHOLDERS DO NOT HAVE THE AUTHORITY TO CALL A SPECIAL MEETING THEREBY DISCOURAGING TAKEOVER ATTEMPTS.
Pursuant to the Company's amended and restated articles of incorporation, only the Board of Directors has the power to call a special meeting of the shareholders, thereby limiting the ability of shareholders to effect a change in control of the company.

     SALES AND DISTRIBUTION.
The Company has yet to establish a significant distribution and support network. Failure on the part of the Company to put into place an effective marketing infrastructure in a timely manner could act to delay or eliminate the generation of anticipated revenues.

     MARKET ACCEPTANCE.
The viability of the Company is dependent upon the market acceptance of its current and future products. There is no assurance that the products will attain a level of market acceptance that will allow for continuation and growth of its business operations. In addition, the Company will need to develop new processes and products to maintain its operations in the longer term. The development and launching of such processes and products can involve significant expenditure. There can be no assurance that the Company will have sufficient financial resources to fund such programs and whether such undertaking will be commercially successful.

     THE COMPANY'S OFFICERS, DIRECTORS AND ENTITIES AFFILIATED WITH THEM CONTROL THE COMPANY.
In the aggregate, ownership of the Company's shares by significant shareholders and management represents a large proportion of the Company's issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by the Company's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

     LIMITED TRADING MARKET FOR THE COMPANY'S COMMON STOCK.
The value and transferability of the Company's common stock may be adversely impacted by the limited trading market for the stock, the penny stock rules and future share issuances. There is a limited market for the Company's common stock in the United States. No assurance can be given that a market for the Company's common stock will develop or that it will be quoted on the NASD's Over-the-Counter Bulletin Board ("OTC-BB").

     THE SALE OR TRANSFER OF THE COMPANY'S COMMON STOCK BY SHAREHOLDERS IN THE UNITED STATES MAY BE SUBJECT TO THE SO-CALLED "PENNY STOCK RULES."
Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or affect the purchase of a penny stock by any person unless:

(a)     such sale or purchase is exempt from Rule 15g-9;
(b) prior to the transaction the broker or dealer has (i) approved the person's account for transactions in penny stocks in accordance with Rule 15g-9, and (ii) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and
(c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

The SEC adopted regulations that generally define a penny stock to be an equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (i) an equity security issued by an issuer that has (A) net tangible assets of at least $2,000,000 if such issuer has been in continuous operations for at least three years, (B) net tangible assets of at least $5,000,000 if such issuer has been in continuous operation for less than three years, or (C) average revenue of at least $6,000,000 for the preceding three years; (ii) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (iii) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System.

It is likely that shares of the Company's common stock, assuming a market were to develop in the U.S. therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's common stock and the ability of shareholders to sell their securities in the secondary market in the U.S. Moreover, the Company's shares may only be sold or transferred by the Company's shareholders in those jurisdictions in the U.S. in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

     CONFLICTS OF INTEREST OF CERTAIN DIRECTORS AND OFFICERS OF THE COMPANY. From time to time certain of the directors and executive officers of the Company may serve as directors or executive officers of other companies and, to the extent that such other companies may participate in the industries in which the Company may participate, the directors of the Company may have a conflict of interest. In addition, the Company's dependence on directors and officers who devote time to other business interests may create conflicts of interest, i.e. that the fiduciary obligations of an individual to the other company conflicts with the individual fiduciary obligations of the Company and vice versa. Directors and officers must exercise their judgment to resolve all conflicts of interest in a manner consistent with their fiduciary duties to the Company. In the event that such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. The Company is not aware of the existence of any conflict of interest as described herein.

     LIMITED LIABILITY OF THE COMPANY'S EXECUTIVE OFFICERS AND DIRECTORS MAY DISCOURAGE STOCKHOLDERS FROM BRINGING A LAWSUIT AGAINST THEM.
The Company's amended and restated articles of incorporation and bylaws contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage shareholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the stockholders. In addition, a shareholder's investment in the Company may be adversely affected to the extent that costs of settlement and damage awards against officers or directors are paid by the Company pursuant to the indemnification provisions of the amended and restated articles of incorporation and by-laws. The impact on a shareholder's investment in terms of the cost of defending a lawsuit may deter the shareholder from bringing suit against one of the Company's officers or directors. The Company has been advised that the SEC takes the position that this provision does not affect the liability of any director under applicable federal and state securities laws.

     CHANGE IN CONTROL AND MANAGEMENT.
A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of the target company obtaining a controlling interest in the Company. Any such business combination may require shareholders of the Company to sell or transfer all or a portion of the Company's common stock held by them. The resulting change in control of the Company will likely result in removal of the present officer of the Company and a corresponding reduction in her participation in the future affairs of the Company.

     REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION.
If the Company enters into a business combination with a target company, the combination will result in the Company issuing securities to shareholders of the target entity. The issuance of previously authorized and unissued common stock of the Company would result in a reduction in percentage of shares owned by the present shareholders of the Company.

                                   (c) PROPERTIES

The Company currently maintains limited office space at Suite 676, 141-757 West Hastings Street, Vancouver, British Columbia, Canada for which it pays no rent. Its phone number is 604-681-7806. The Company does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                            (d) SECURITY OWNERSHIP OF CERTAIN
                             BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2001, the Company's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown. On August 31, 2001, there were 22,550,000 shares of common stock issued and outstanding.

                                                     Number of     Percentage of
     Name                                           Shares Held    Shares Owned
     ----                                           ------------   -------------
     Christine Cerisse                                         0            0.0%
     ---------------------------------------------------------------------------
     John T. Bauska                                    6,250,000           27.7%
     David R. Mortenson                                6,250,000           27.7%
     ALL EXECUTIVE OFFICERS AND
     DIRECTORS AS A GROUP (1 person)                           0            0.0%

                            (e)  DIRECTORS, EXECUTIVE OFFICERS,
                                 PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of the Company

Name                   Age     Position
----                   ---     --------
Christine Cerisse       46     President, Secretary, Treasurer and sole Director

Ms. Cerisse has spent over 20 years in the financial industry in the field of financial planning and financial management. In the last five years, Ms. Cerisse has had senior management responsibility in various marketing and financial ventures. She is a Chartered and Registered Financial Planner. From May 1995 to March 2001, Ms. Cerisse was a principal in Cerisse Capital Corporation (a.k.a. White Hills Management Group) where she provided management and business consulting for start-up project teams. Additionally, Ms. Cerisse has three years of experience as a nurse and three years of experience in marketing vitamins and nutritional supplements. Currently, she is Managing Director of Sierra Group, Inc., which advises private companies in becoming public on the Over-the-Counter Bulletin Board.

Ms. Cerisse has been a principal in various entrepreneurial businesses, including real estate development and property management, financial investment and broker-dealer security houses, product distribution networks, the restaurant business, and environmental and Internet-related companies. She has over 20 years of sales and marketing experience, both of products and services in various industries including nutrition and health, financial services, and technology. Ms. Cerisse has been responsible for raising over 40 million dollars of financing for various private and public companies. She has assisted various companies in corporate management, preparation of contracts and financial documentation.

                          (f)  EXECUTIVE COMPENSATION

No officer or director has received any remuneration from the Company. Although there is no current plan in existence, it is possible that the Company will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the Company's business plan.

The Company has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of its directors or officers, but the board of directors may recommend adoption of one or more such programs in the future. The Company has no employment contract or compensatory plan or arrangement with any executive officer of the Company. The directors currently do not receive any cash compensation from the Company for their service as members of the board of directors. Directors will be, however, reimbursed for expenses incurred from their membership on the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

                (g)  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of the Company, and no owner of five percent or more of the Company's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount received exceeds $60,000.

There is no known relationship between any of the directors and executive officers of the Company with major clients or providers of essential products and technology. The Company acquired the Vitamineralherb.com license from a partnership of which David R. Mortenson, a director (former) and major shareholder of the Company, was a partner.

In the event conflicts do arise, the Company will attempt to resolve any such conflicts of interest in favor of the Company. The directors and executive officers of the Company are accountable to the Company and its shareholders as fiduciaries, which requires that such directors and executive officers exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company to recover damages or for other relief in cases of conflict resolution in any manner prejudicial to the Company.

                         (h) DESCRIPTION OF SECURITIES

Common Stock

The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares, par value $0.001 per share, of common stock and the issuance of 20,000,000 shares, par value $0.001 per share, of preferred stock. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares are, and all unissued shares when offered and sold, will be duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of the Company's common stock are issued, the relative interests of then existing stockholders may be diluted.

Transfer Agent

The Company is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for the Company's securities. Should the Company's securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

          (i) MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
                       EQUITY AND OTHER SHAREHOLDER MATTERS

No established public trading market exists for the Company's securities. The Company has no common equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common equity. There is no common equity that the Company has agreed to register under the Act for sale by shareholders.

On August 31, 2001, 10,000,000 of the Company's outstanding common shares were eligible for sale without condition under Rule 144(k). The remaining 12,550,000 of these shares are either restricted from sale due to the amount of time they have been held or are held by affiliates and may be sold under Rule 144 only in compliance with the public information, volume limitation, manner of sale and notice conditions of the rule.

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:

  * public information-we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;

  * volume limitation-during any three-month period a shareholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;

  * manner of sale-the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and

  * notice-except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, shareholders who are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of the Company's outstanding shares.

Holders

As of August 31, 2001, there were 22,550,000 shares of common stock outstanding, held by over 300 shareholders of record.

Dividends

To date the Company has not paid any dividends on its common stock and does not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon the Company's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                          (j)  LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the directors and executive officers know of no legal proceedings against the Company or its property contemplated by any governmental authority.

No director, officer, or affiliate of the Company and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder, is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

               (k)  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
None.

                 (l)  RECENT SALES OF UNREGISTERED SECURITIES

Name of                  Date of                        Purchase       Price per
Shareholder              Purchase          Shares        Price          Share
-----------              --------          ------        -----          -----

John T. Bauska            4/2/99 1        6,250,000    $1,250.00        $0.001

David R. Mortenson        4/2/99 1        6,250,000    $1,250.00        $0.001

Gene Fritsch              4/28/99 2       1,000,000    $  200.00        $0.001

Joshua D. Smetzer         4/28/99 2       1,000,000    $  200.00        $0.001

Roland Verdun             4/28/99 2       1,000,000    $  200.00        $0.001

Michael N. Galatian       4/28/99 2       1,000,000    $  200.00        $0.001

Roy Donovan Hinton Jr.    4/28/99 2       1,000,000    $  200.00        $0.001

Marie M. Charles          4/28/99 2       1,000,000    $  200.00        $0.001

Joshua J Mortenson        4/28/99 2       1,000,000    $  200.00        $0.001

Weston Haskell            4/28/99 2       1,000,000    $  200.00        $0.001

Viola P. Edling           4/28/99 2       1,000,000    $  200.00        $0.001

Thomas Edling             4/28/99 2       1,000,000    $  200.00        $0.001

Canadex Ventures Inc.     8/29/01 3          50,000    $    5.00        $0.001

1.   Issued in consideration of pre-incorporation services and expenses.

2.   Issued in consideration for the acquisition of Company assets.

3 Issued in consideration for certain product purchase rights. The shares are to be issued to the individual shareholders of Canadex Ventures Inc.

1 & 2 The Company originally issued 4,500,000 shares of common stock of $0.001 par value for value to the company of $4,500.00. Subsequently, the Company forward split its shares of common stock on a 5 for 1 basis to create 22,500,000 shares of common stock.

Each of the sales listed above was made for cash, services, or in exchange for the Company's assets. All of the listed sales were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933, as amended. The Company had reasonable grounds to believe immediately prior to making an offer to the private investors, and did in fact believe, when such subscriptions were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. All such sales were made without the aid of underwriters, and no sales commissions were paid.

On April 2, 1999, the Company issued 12,500,000 (post split) shares of common stock to two shareholders in satisfaction of certain organizational costs (approximately $2500.00) and activities performed by the shareholders. The issuance of the shares were exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to the shareholders being the Company's founders and serving as its initial management, and the limited number of investors (two).

On April 28, 1999, the Company issued a total of 10,000,000 (post split) shares of common stock to ten shareholders. The issuance of the common stock was exempt from registration under Rule 504 of Regulation D and section 3(b) of the Securities Act of 1933, as amended. The Company's shares were valued at $0.001 per share, and they were issued to accredited investors according to an exemption from registration under Texas law that permits general solicitation and general advertising so long as sales are made only to accredited investors. If the exemption under Rule 504 of Regulation D is not available, the Company believes that the issuance was also exempt under Rule 506 of Regulation D and section 3(b) and 4(2) under the Securities Act of 1933, as amended, due to the limited manner of the offering, promptly filing notices of sale, and limiting the issuance of shares to a small number of accredited investors (ten). A separate filing of a Form D has been made to the Securities and Exchange Commission concerning the issuance of the 10,000,000 aforementioned shares.

On August 29, 2001, the Company issued 50,000 shares of common stock to Canadex Ventures Inc. for the rights of first refusal to purchase certain products of Canadex. The 50,000 shares are to be issued to the individual shareholders of Canadex Ventures Inc. There are approximately 300 individual shareholders of Canadex Ventures Inc. The issuance of the common stock was exempt from registration under section 4(2) and Regulation S of the Securities Act of 1933, as amended.

             (m)  INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Nevada law, the Company's Amended and Restated Articles of Incorporation, filed as Exhibit 3.1 to this Form 8-K, provide that the Company may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the company, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The Company's amended and restated bylaws, filed as Exhibit 3.2 to this Form 8-K, provide that the Company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. The bylaws also permit the Company to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the Company has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities occurring pursuant to the Act may be permitted to directors, executive officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that it is the opinion of the SEC that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             (n) REPORTS TO SHAREHOLDERS

The Company plans to furnish its shareholders with an annual report for each fiscal year containing financial statements audited by its independent certified public accountants. Following the merger, the Company is a reporting company under Section 12g of the Exchange Act, and as such is required to file quarterly and annual reports and proxy statements. Any document filed by the Company may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference room in Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The Company's filings with the SEC are also available to the public from the SEC's web site at http://www.sec.gov.
                                                   -------------------

ITEM 5.  OTHER EVENTS

Successor Issuer Election
-------------------------

Upon effect of the merger and pursuant to Rule 12g-3(a) under the Exchange Act, the Company became the successor issuer to Cambridge for reporting purposes under the Exchange Act and elected to report under the Exchange Act effective September 4, 2001.

As a reporting issuer, the Company will be registered under the rules of the Exchange Act, prescribing and furnishing the content of proxy statements, quarterly and annual reports to shareholders and other reporting issues. Officers, directors and principal shareholders are required to report under the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Financial Statements
--------------------

The following are the financial statements of Apache Motor Corporation required by Regulation S-B, Item 310(c) to be filed with this Form 8-K:

Independent Auditors' Report

Balance Sheet as at June 30, 2001 (unaudited) and December 31, 2001 (audited)

Statement of Operations for the six months ended June 30, 2001 (unaudited) and the years ended December 31, 2000 and 1999

Statement of Cash Flows for the six months ended June 30, 2001 (unaudited) and the years ended December 31, 2000 and 1999

Statement of Stockholders' Equity for six months ended June 30, 2001 (unaudited) and the years ended December 31, 2000 and 1999

Notes to Financial Statements

Pro Forma Financial Information
-------------------------------

The financial statements set forth above serve as the pro forma financial statements required by Regulation S-B, Item 310(d), as Cambridge's financial information taken as a whole is immaterial to that of the Company.

Exhibits
--------

Exhibit No.     Description
-----------     ----------------------------------------------------------------
2               Agreement and Plan of Merger By and Between Apache Motor
                Corporation and Cambridge Creek Companies Ltd. dated August 31,
                2001

3.1             Amended and Restated Articles of Incorporation filed on August
                31, 2001

3.2             Consent in Lieu of meeting of the Directors of Apache Motor
                Corporation

99 News Release - Apache Motor Corporation announces merger with Cambridge Creek Companies Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        APACHE MOTOR CORPORATION


September 7, 2001                    By:    /s/ Christine Cerisse
-------------------                     ----------------------------
    (Date)                             Name:    Christine Cerisse
                                             -----------------------
                                        Its:      President
                                             -----------------------

APACHE MOTOR CORPORATION
(Formerly Vitaminoverrun.Com Corp.)
(A Development Stage Company)

Financial Statements
August 31, 2001






INDEX                                                                       Page
-----                                                                       ----

Report of Independent Chartered Accountants                                    1

Financial Statements

Balance Sheet                                                                  2

Statement of Operations                                                        3

Statement of Stockholders' Equity (Deficiency)                                 4

Statement of Cash Flows                                                        5

Notes to Financial Statements                                                6-8

                     REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
OF APACHE MOTOR CORPORATION (Formerly Vitaminoverrun.Com Corp.)
(A Development Stage Company)

We have audited the balance sheets of Apache Motor Corporation (A Development Stage Company) as at August 31, 2001, 2000 and 1999 and the statements of operations, stockholders' equity (deficiency) and cash flows for the years ended August 31, 2001 and 2000 and for the period from the date of incorporation, April 2, 1999, to August 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Apache Motor Corporation (A Development Stage Company), as at August 31, 2001, 2000 and 1999 and the results of its operations and its cash flows for each of the years and period then ended in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also discussed in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Pannell Kerr Forster

Chartered Accountants

Vancouver, Canada
September 7, 2001

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                                     Balance Sheets
                                       August 31
                                     (U.S. Dollars)

================================================================================
                                                2001        2000        1999
--------------------------------------------------------------------------------

Assets

License (note 3)                              $     446   $   1,112   $   1,112
--------------------------------------------------------------------------------

                                              $     446   $   1,112   $   1,778
================================================================================

Liabilities

Current
   Accounts payable and accrued liabilities   $   2,700   $   1,200   $       0
--------------------------------------------------------------------------------

Stockholders' Equity (Deficiency)
Common Stock
  Authorized
    20,000,000   Share of preferred stock
                 with a par value of $0.001
                 each

   100,000,000   Shares of common stock
                 with a par value of $0.001
                 each

  Issued and Outstanding
    22,550,000   Shares of common stock           4,550       4,500       4,500
Additional Paid-in Capital                          885         210           0

Deficit Accumulated During the Development
  Stage                                          (7,689)     (4,798)     (2,722)
--------------------------------------------------------------------------------

                                                 (2,254)        (88)      1,778
--------------------------------------------------------------------------------

                                              $     446   $   1,112   $   1,778
================================================================================

See notes to financial statements.

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                                Statement of Operations
            Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

==================================================================================================================
                                                                                                       Cumulative
                                                                                                          From
                                                                                                        Inception
                                                                                                           to
                                                        Years Ended August 31,                         August 31,
                                               2001              2000              1999                   2001
------------------------------------------------------------------------------------------------------------------
Expenses
   Professional and
     consulting fees                       $     1,500       $         0       $         0           $     1,500
   Organization costs                              675               210             2,500                 3,385
   Other                                            50                 0                 0                    50
   Transfer agent fees                               0             1,200                 0                 1,200
   Amortization                                    666               666               222                 1,554
------------------------------------------------------------------------------------------------------------------
Net Loss                                   $    (2,891)      $    (2,076)      $    (2,722)          $    (7,689)
------------------------------------------------------------------------------------------------------------------
Basic and diluted
   Net loss per share                      $   (0.0001)      $   (0.0001)      $   (0.0001)
==================================================================================================================
Shares Used in Basic
   and Diluted Per Share
   Computation                              22,550,000        22,500,000        22,500,000
==================================================================================================================

See notes to financial statements.

Page 4
                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                           Statement of Stockholders' Equity
            Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

==================================================================================================================
                                                                                                        Total
                                       Common Stock                 Additional                      Stockholders'
                             Number                                  Paid-in         Accumulated        Equity
                            of Shares            Amount              Capital            Deficit       Deficiency)
------------------------------------------------------------------------------------------------------------------
Inception April 2, 1999           0          $         0         $         0        $         0      $         0

Issuance of common
stock

   For organizational
   cost - April 2, 1999   2,500,000                2,500                   0                  0            2,500

   For license - April
   28, 1999               2,000,000                2,000                   0                  0            2,000

Net loss August 31,
1999                              0                    0                   0             (2,722)          (2,722)

------------------------------------------------------------------------------------------------------------------

Balance, August 31,
1999                      4,500,000                4,500                   0             (2,722)           1,778

Net loss August 31,
2000                              0                    0                   0             (2,076)          (2,076)

Expenses paid by
directors                         0                    0                 210                  0              210
------------------------------------------------------------------------------------------------------------------

Balance, August 31,
2000                      4,500,000                4,500                 210             (4,798)             (88)

Forward split 5 for 1
April 20, 2001           18,000,000                    0                   0                  0                0

Net loss August 31,
2001                              0                    0                   0             (2,891)          (2,891)

Expenses paid by
directors                         0                    0                 675                  0              675

Issuance of common
stock to become
preferred customer
August 29, 2001              50,000                   50                   0                  0               50
------------------------------------------------------------------------------------------------------------------

Balance, August 31,
2001                     22,550,000          $     4,550         $       885        $    (7,689)     $    (2,254)
==================================================================================================================

See notes to financial statements.

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                                Statement of Cash Flows
            Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

==================================================================================================================
                                                                                                       Cumulative
                                                                                                          From
                                                                                                        Inception
                                                                                                           to
                                                        Years Ended August 31,                         August 31,
                                               2001              2000              1999                   2001
------------------------------------------------------------------------------------------------------------------
Operating Activities
   Net loss                                $    (2,891)      $    (2,076)      $    (2,722)          $    (7,689)
   Non-cash expenses                             1,391               876             2,722                 7,689
Changes in Operating
Asset and Liabilities
   Accounts payable and
    accrued liabilities                          1,500             1,200                 0                     0
------------------------------------------------------------------------------------------------------------------

Net Cash Used by
  Operating Activities                               0                 0                 0                     0
Inflow of Cash                                       0                 0                 0                     0
------------------------------------------------------------------------------------------------------------------

Cash, Beginning and
   End of Year                             $         0       $         0       $         0           $         0
==================================================================================================================

Supplemental Information
   Interest paid                           $         0       $         0       $         0           $         0
   Income taxes paid                       $         0       $         0       $         0           $         0
   Non-cash investing and financing
     activities
   Shares issued for
     acquisition of
     license                               $         0       $         0       $     2,000           $         0
   Shares issued to
     become preferred
     customer                              $        50       $         0       $         0           $         0
Organizational costs
paid by a director on
behalf of the
Company                                    $       675       $       210       $         0           $         0
==================================================================================================================

See notes to financial statements.

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                            Notes to Financial Statements
         Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

================================================================================

1.   ORGANIZATION AND BASIS OF PRESENTATION

     The Company was incorporated April 2, 1999 in the State of Nevada as Vitaminoverrun.com Corp. and acquired a license to market and distribute a product. On August 30, 2001 the name was changed to Apache Motor Corporation.

     These financial statements reflect the accounts of Apache Motor Corporation ("the Company"). The Company did not carry out any business activities from the date of inception (April 2, 1999) to August 31, 2001. The Company is located in Canada and the financial statements are prepared in accordance with accounting principles generally accepted in the United States of America with all figures translated into United States dollars for reporting purposes.

     The Company is now defined as a blank check company. Under the Securities Act of 1933, a blank check company is defined as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company of companies and is issuing penny stock securities.

     A development stage company devotes its activities to investigating business opportunities. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and find an appropriate merger candidate. There is no guarantee that the Company will be able to raise any equity financing or find an appropriate merger candidate.

     There is substantial doubt regarding the Company's ability to continue as a going concern.

2.   SIGNIFICANT ACCOUNTING POLICIES

     (a)  Foreign currency translation

          The Company's operations and activities are conducted principally in Canada, hence the Canadian dollar is the functional currency, which is translated into U.S. dollars for reporting purposes as follows:

          (i) Monetary assets and liabilities at the rate of exchange in effect as at the balance sheet date;

          (ii) Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumptions of the liabilities; and

          (iii) Revenues and expenditures at the average rate of exchange for the year.

          Gains and losses arising from this translation of foreign currency will be accounted for as other comprehensive income (loss).

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                            Notes to Financial Statements
         Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

================================================================================

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (b)  Net loss per share

          Net loss per share calculations are based on the weighted average number of common shares outstanding during the reporting period.

     (c)  Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

     (d)  Financial instruments

          The Company's financial instruments consist of accounts payable. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value.

3.   LICENSE

     The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements and other health and fitness products. The license was granted to the Company by a partnership for consideration of 2,000,000 common shares valued at $2,000. These shares were paid evenly to ten partners. The general manager of that partnership was, at the time, the spouse of a former director and officer of the Company. The costs of acquiring the license are being amortized over three years (the term of the license). To date, no sales have occurred.

                               APACHE MOTOR CORPORATION
                          (Formerly Vitaminoverrun.com Corp.)
                             (A Development Stage Company)
                            Notes to Financial Statements
         Period from Date of Inception (April 2, 1999) to August 31, 2001
                                     (U.S. Dollars)

================================================================================

4.   INCOME TAXES

     The Company has operating losses which may be carried forward to apply against future years' taxable income. The tax effect has not been recorded in these financial statements.

     The components of future income tax assets are as follows:

     ===========================================================================
                                              2001          2000          1999
     ---------------------------------------------------------------------------

     Future income tax assets
       Non-capital loss carry forwards      $ 2,891       $ 2,076       $ 2,722
       Appropriate tax rate                      45%           45%           45%
     ---------------------------------------------------------------------------

                                              1,300           934         1,225
     Less: Valuation allowance               (1,300)         (934)       (1,225)
     ---------------------------------------------------------------------------

     Tax assets                             $     0       $     0       $     0
     ===========================================================================

5.   SUBSEQUENT EVENT

     In an agreement dated August 31, 2001, the Company agreed to issued 50,000 shares of common stock and pay $35,000 for the acquisition and merger of Cambridge Creek Companies, Ltd. ("Cambridge") in exchange for all of Cambridge's issued and outstanding share capital. Cambridge is a development stage company also considered a "blank check" company under the Securities Act of 1933. At August 31, 2001, the Company had neither issued the shares nor paid the $35,000.

EXHIBIT INDEX


Exhibit No.     Description
-----------     ----------------------------------------------------------------
2               Agreement and Plan of Merger By and Between Apache Motor
                Corporation and Cambridge Creek Companies Ltd. dated August 31,
                2001

3.1             Amended and Restated Articles of Incorporation filed on August
                31, 2001

3.2             Consent in Lieu of meeting of the Directors of Apache Motor
                Corporation

99 News Release - Apache Motor Corporation announces merger with Cambridge Creek Companies Ltd.

Exhibit 2
Page 1

                       AGREEMENT AND PLAN OF MERGER
                             BY AND BETWEEN
                        APACHE MOTOR CORPORATION
                                   AND
                     CAMBRIDGE CREEK COMPANIES, LTD.

     This Agreement is entered into as of the _____ day of August, 2001 by and between Apache Motor Corporation, a Nevada corporation ("Apache"), and Cambridge Creek Companies, Ltd., a Nevada corporation ("Cambridge"). Apache and Cambridge are referred to collectively herein as the "Parties";

WHEREAS, Cambridge is a company duly incorporated in the State of Nevada, is in good standing and is a fully reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

WHEREAS, Apache is a company duly incorporated in the State of Nevada and is in good standing;

WHEREAS, the capital stock of Cambridge consists of 25,000,000 shares of Common Stock, par value $0.001 per share, of which 2,500,000 shares are issued and outstanding and held by one stockholder ("Cambridge's Stockholder");

WHEREAS, Cambridge has agreed to merge with and into Apache, which will operate as the surviving entity;

WHEREAS, Cambridge's Stockholder will receive a total of 50,000 shares of Apache Common Stock and $35,000 in exchange for the capital stock of Cambridge that he holds; and

WHEREAS, the Parties expect that the Merger will further certain of their business objectives;

NOW, THEREFORE, in consideration of these premises and the mutual promises made herein, and in consideration of the representations, warranties, and covenants herein, the Parties agree as follows:

1.     Definitions.
       ------------

"Accredited Investor" has the meaning set forth in Rule 501 of Regulation D
---------------------
promulgated under the Securities Act of 1933, as amended ("Securities Act").

"Affiliate" has the meaning set forth in Rule 144(a) of the regulations
 ---------
promulgated under the Securities Act and Rule 12b-2 of the regulations promulgated under the Exchange Act.

"Cambridge Share" means any share of the Common Stock of Cambridge.
 ---------------

"Person" means an individual, a partnership, a corporation, an association, a
 ------
joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Requisite Cambridge Stockholder Approval" means the unanimous written consent
 ----------------------------------------
of the holder of Cambridge Shares in favor of this Agreement and the Merger. "SEC" means the U.S. Securities and Exchange Commission.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or
 -----------------
other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Subsidiary" means any corporation with respect to which a specified Person (or
 ----------
a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Apache Common Stock" means the common stock of Apache, no par value per share.
 -------------------

2.    Basic Transaction.
      ------------------

(a)   The Merger.
      ----------
     Subject to the terms and conditions of this Agreement, Cambridge will merge with and into Apache (the "Merger") at the Effective Date. Apache shall be the corporation surviving the Merger (the "Surviving Corporation").

(b)   The Closing.
      -----------

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ogden Murphy Wallace, PLLC, in Seattle, Nevada, commencing at 9:00 a.m. local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

(c)   Actions at the Closing.
      ----------------------

     At the Closing, (i) Cambridge will deliver to Apache the various certificates, instruments, and documents referred to in 6(a) below, (ii) Apache will deliver to Cambridge the various certificates, instruments, and documents referred to in 6(b) below, (iii) Apache, as the Surviving Corporation, will file with the Secretary of State of Nevada Articles of Merger (the "Articles of Merger"), and (iv) Apache will deliver to the Cambridge Stockholder, in the manner provided below in this 2, the certificate representing the shares to be distributed to the Cambridge Stockholder.

(d)   Effect of Merger.
      ----------------

(i)   General.  The Merger shall become effective on the date (the "Effective
      -------
Date") Apache files the Articles of Merger with the Secretary of State of Nevada. The Merger shall have the effect set forth in the laws of the State of Nevada. The Surviving Corporation may, at any time after the Effective Date, take any action (including executing and delivering any document) in the name and on behalf of either Apache or Cambridge in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii)  Articles of Incorporation.  The Articles of Incorporation of Apache in
      -------------------------
effect at and as of the Effective Date will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

(iii) Bylaws.  The Bylaws of Apache in effect at and as of the Effective Date
      ------
will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

(iv)  Directors and Officers.  The directors and officers of Apache in office at
      ----------------------
and as of the Effective Date will become the directors and officers of the Surviving Corporation, retaining their respective positions and terms of office.

(v)   Cancellation of Cambridge Shares.  At and as of the Effective Date, each
      --------------------------------
Cambridge Share shall be canceled.

(vi)  Apache Common Stock.  Each Apache share of common stock issued and
      -------------------
outstanding at and as of the Effective Date will remain issued and outstanding.

(e)   Procedure for Payment.
      ---------------------

   (i) On the Effective Date, Apache shall deliver a certificate for 50,000 shares of Apache Common Stock in the name of Douglas Roe, which shares shall be restricted pursuant to Rule 144 of the Securities Act; and

   (ii) On or before the date Apache's common stock begins trading on the NASD's Over-the-Counter Bulletin Board, Apache shall deliver the sum of five thousand ($5,000) to the Cambridge Stockholder; and

   (iii) By 5:00 p.m. on September 30, 2001, Apache shall deliver to Cambridge Stockholder the balance of the thiry-five thousand dollars ($35,000), less the amount incurred by Apache for the pre-Merger expenses of Cambridge.

(3)   Representations and Warranties of Cambridge.  Cambridge and its
      -------------------------------------------
stockholder represent and warrant to Apache that the statements contained in this 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this

(a)   Organization, Qualification, and Corporate Power.  Cambridge is a
      ------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Cambridge is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Cambridge has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b)   Capitalization.  The entire authorized capital stock of Cambridge consists
      --------------
of 25,000,000 shares of Common Stock par value $0.001 per share, of which 2,500,000 Cambridge Shares are issued and outstanding, as of August 30, 2001. All of the issued and outstanding Cambridge Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Cambridge to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Cambridge.

(c)   Authorization of Transaction.  Cambridge has full power and authority
      ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Cambridge cannot consummate the Merger unless and until it receives the Requisite Cambridge Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of Cambridge, enforceable in accordance with its terms and conditions.

(d)   Noncontravention.  Neither the execution and the delivery of this
      ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Cambridge is subject or any provision of the charter or bylaws of Cambridge or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Cambridge is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of Nevada law, Cambridge is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(e)   Filings with the SEC.  Cambridge has made all filings with the SEC that it
      --------------------
     has been required to make under the Exchange Act (collectively the "Public Reports") and has received from the SEC a letter to the effect that the SEC will have no further comment on Cambridge's Form 10-SB. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Cambridge has delivered to Apache a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

(f)   Financial Statements.  Cambridge has filed quarterly reports on Form
      --------------------
10-QSB for the quarters ended March 31, 2001 and June 30, 2001 (the June 30, 2001 report is referred to herein as "Most Recent Fiscal Quarter End"). The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of Cambridge as of the indicated dates and the results of operations of Cambridge for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

(g)   Events Subsequent to Most Recent Fiscal Quarter End.  Since the Most
      ---------------------------------------------------
Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Cambridge taken as a whole.

(h)   Undisclosed Liabilities.  Cambridge has no liability (whether known or
      -----------------------
unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(i)   Brokers' Fees.  Cambridge has no liability or obligation to pay any fees
      -------------
or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(j)   Affiliate and Accredited Investor Status.  The stockholder of
      ----------------------------------------
Cambridge is an Affiliate of Cambridge and is an Accredited Investor.

(k)   Liens and Litigation.  Cambridge has no liens or encumbrances against it
      --------------------
or its shares nor does Cambridge know of any current or intended legal claims against Cambridge.

4.   Representations and Warranties of Apache.  Apache represents and warrants
     ----------------------------------------
to Cambridge that the statements contained in this 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 4).

(a)   Organization.  Apache is a corporation duly organized, validly existing,
      ------------
and in good standing under the laws of the State of Nevada.

(b)   Capitalization.  The entire authorized capital stock of Apache
      --------------
consists of 100,000,000 shares of common stock having a par value of $0.001 per share, of which 22,550,000 shares of common stock were duly issued and outstanding, as of August 30, 2001, held by no less than 300 persons, and 20,000,000 shares of preferred stock having a par value of $0.001 per share, of which none are outstanding.

(c)   Authorization of Transaction.  Apache has full power and authority
      ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Apache, enforceable in accordance with its terms and conditions.

(d)   Noncontravention. To the knowledge of any director or officer of Apache,
      ----------------
neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Apache is subject or any provision of the charter or bylaws of Apache or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Apache is a party or by which it is bound or to which any of its assets is subject except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the knowledge of any director or officer of Apache, and other than in connection with the provisions of Nevada law, Apache does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(e)   Brokers' Fees.  Apache does not have any liability or obligation to pay
      -------------
any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Cambridge's stockholder could become liable or obligated.

(f)   Liens and Litigation.  Apache has no liens or encumbrances against
      --------------------
it or its shares nor does Apache know of any current or intended legal claims against Apache.

5.   Covenants.  The Parties agree as follows with respect to the period from
     ---------
and after the execution of this Agreement.

(a)   General.  Each of the Parties will use its best efforts to take all action
      -------
and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 6 below).

(b)   Notices and Consents.  Cambridge will give any notices to third parties,
      --------------------
and will use its best efforts to obtain any third party consents, that Apache reasonably may request in connection with the matters referred to in 3(d) above.

(c)   Regulatory Matters and Approvals.  Each of the Parties will give any
      --------------------------------
notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in 3(d) and 4(d) above.

(d)     Nevada Law.  Cambridge will obtain the unanimous written consent of
        ----------
its stockholder for the adoption of this Agreement and the approval of the Merger in accordance with Nevada Law.

6.   Conditions to Obligation to Close.
     ---------------------------------

(a)   Conditions to Obligation of Apache.  The obligation of Apache to
      ----------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have been approved by the unanimous written consent of the stockholder of Cambridge;

(ii) Cambridge shall have procured all of the third party consents specified in 5(b) above, if any;

(iii) the representations and warranties set forth in 3 above shall be true and correct in all material respects at and as of the Closing Date;

(iv) the stockholder of Cambridge shall have signed the Certificate of Representations, Warranties and Covenants of Subscriber, the form of which is attached hereto as Exhibit A;

(v) Cambridge shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(vi) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, or (D) affect adversely the right of Cambridge to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(vii) Cambridge shall have delivered to Apache a certificate to the effect that each of the conditions specified above in 6(a)(i)-(v) is satisfied in all respects; and

(viii) all actions to be taken by Cambridge in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Apache.

Apache may waive any condition specified in this 6(a) if it executes a writing so stating at or prior to the Closing.

(b)    Conditions to Obligation of Cambridge.  The obligation of Cambridge to
       -------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have been approved by a majority of the directors of Apache;

(ii) the representations and warranties set forth in 4 above shall be true and correct in all material respects at and as of the Closing Date;

(iii) Apache shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iv) all actions to be taken by Apache in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Cambridge.

Cambridge may waive any condition specified in this 6(b) if it executes a writing so stating at or prior to the Closing.

7.   Termination.
     -----------

(a)    Termination of Agreement.  Either of the Parties may terminate this
       ------------------------
Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

(i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Date;

(ii) Apache may terminate this Agreement by giving written notice to Cambridge at any time prior to the Effective Date (A) in the event Cambridge has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Apache has notified Cambridge of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 31, 2001, by reason of the failure of any condition precedent under paragraph 6(a) hereof (unless the failure results primarily from Apache breaching any representation, warranty, or covenant contained in this Agreement); or

(iii) Cambridge may terminate this Agreement by giving written notice to Apache at any time prior to the Effective Date (A) in the event Apache has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Cambridge has notified Apache of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 31, 2001, by reason of the failure of any condition precedent under 6(b) hereof

(unless the failure results primarily from Cambridge breaching any representation, warranty, or covenant contained in this Agreement).

(b)    Effect of Termination. If any Party terminates this Agreement pursuant to
       ---------------------
7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

8.   Miscellaneous.
     -------------

(a)    Survival.  None of the representations, warranties, and covenants of the
       --------
Parties (other than the provisions in 2 above concerning issuance of Apache's Common Stock) will survive the Effective Date.

(b)    Entire Agreement.  This Agreement (including the documents referred to
       ----------------
herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c)    Succession and Assignment. This Agreement shall be binding upon and inure
       -------------------------
to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(d)    Counterparts. This Agreement may be executed in one or more counterparts,
       ------------
each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e)    Headings.  The section headings contained in this Agreement are inserted
       --------
for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)    Notices. All notices, requests, demands, claims, and other communications
       -------
hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the last address give to the other party.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the last address given to the other party using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(g)    Governing Law.  This Agreement shall be governed by and construed in
       -------------
accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(h)    Amendments and Waivers.  The Parties may mutually amend any provision of
       ----------------------
this Agreement at any time prior to the Effective Date with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the laws of the State of Nevada. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i)    Severability.  Any term or provision of this Agreement that is invalid or
       ------------
unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j)    Expenses.  Each of the Parties will bear its own costs and expenses
       --------
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(k)    Construction.  The Parties have participated jointly in the negotiation
       ------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

(l)    Recitals.  All recitals shall be construed as part of this Agreement.
       --------

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Apache Motor Corporation,                    Cambridge Creek Companies, Ltd.,
a Nevada corporation                         a Nevada corporation


-----------------------------------          -----------------------------------
By:   Christine Cerisse                      By:   Douglas Roe
   --------------------------------             --------------------------------
   Its:   President                             Its:   President
       ----------------------------                -----------------------------

Exhibit 3.1

                                ARTICLES OF MERGER
                                        OF
                             APACHE MOTOR CORPORATION,
                               A NEVADA CORPORATION

Pursuant to the provisions of the Nevada Revised Statutes Section 92A.200, the following Articles of Merger are executed for the purpose of merging Cambridge Creek Companies, Ltd., a Nevada corporation (the "Disappearing Corporation"), with and into Apache Motor Corporation, a Nevada corporation (the "Surviving Corporation"), (the "Constituent Corporations").

1. The Agreement and Plan of Merger was approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and the Surviving Corporation in accordance with Chapter 92A of the Nevada Revised Statutes.

2.     The name of the surviving corporation is "Apache Motor Corporation"

3. The Agreement and Plan of Merger was unanimously approved by the Board of Directors of the Surviving Corporation pursuant to Nevada Corporations Law. No stockholder approval was required pursuant to Section 92A.130 of the Nevada Revised Statutes.

4. The Agreement and Plan of Merger was unanimously approved and submitted to the stockholders by the Board of Directors of the Disappearing Corporation pursuant to Section 92A.120 of the Nevada Revised Statutes. The total number of votes entitled to be cast were 2,500,000 with 2,500,000 voting for the merger and none voting against the merger, which vote was sufficient for approval by the stockholder of the Disappearing Corporation pursuant to Section 92A.120 of the Nevada Revised Statutes.

5. The executed Agreement and Plan of Merger is on file at the principal executive offices of the Surviving Corporation located at 141-757 West Hastings Street, Suite 676, Vancouver, British Columbia, V6C 1A1 Canada. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the Constituent Corporations.

6. The Articles of Incorporation and Bylaws of the Surviving Corporation were not amended.

7. The authorized capital stock of the Disappearing Corporation consists of 25,000,000 shares of common stock having a par value of $0.001 per share, of
which 2,500,000 are duly issued and outstanding.   The authorized capital stock
of the Surviving Corporation consists of 100,000,000 shares of common stock having a par value of $0.001 per share, of which 22,550,000 common shares are duly issued and outstanding, and 20,000,000 shares of preferred stock having a par value of $0.001 per share, of which none are outstanding, as of August 30, 2001.

Dated this ____ day of August, 2001.


APACHE MOTOR CORPORATION,
A NEVADA CORPORATION


By: _____________________________

Name       Christine Cerisse
          -----------------------
Its       President and Secretary
          -----------------------


--------------------------------------------------------------------------------
STATE OF __________________     )
                                )ss.
COUNTY OF ________________      )

     On this _____ day of ____________, 2001, before me personally appeared ____________________, to me known to be the President of Apache Motor Corporation and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                               ______________________________________
                               (Signature)

                               ______________________________________
                               (Name legibly printed or stamped)

(Seal or stamp)

                               My appointment expires _______________

Exhibit 3.2

                           Consent in Lieu of Meeting
                              of the Directors of
                            Apache Motor Corporation

     Pursuant to the provisions of Section 78.315 of the Nevada Revised Statutes, and in lieu of a meeting of the directors of Apache Motor Corporation (the "Corporation"), a Nevada corporation, the undersigned, being the sole director of the Corporation, hereby consents to the following action and by this writing approves, adopts and ratifies the following as the action of the Board of Directors:

     WHEREAS, the Board of Directors deems it advisable and in the best interests of the Corporation to merge with Cambridge Creek Companies, Ltd. in accordance with the Agreement and Plan of Merger by and between the Corporation and Cambridge Creek Companies, Ltd. ("Plan of Merger"), a copy of which is attached hereto as Exhibit A; and

     WHEREAS, pursuant to Sections 92A.120 and 92A.130 of the Nevada Revised Statutes, the Board of Directors may approve the merger without a vote of the stockholders of the Corporation provided that the Plan of Merger does not amend in any respect the Corporation's Articles of Incorporation, each share of the Corporation's stock outstanding immediately prior to the effective time of the merger will be an identical outstanding share of the Corporation after the merger, and the shares to be issued under the Plan of Merger do not exceed 20% of the shares of common stock of the Corporation outstanding immediately prior to the effective date of the merger;

     NOW, THEREFORE, BE IT RESOLVED, that, pursuant Sections 92A.120 and 92A.130 of the Nevada Revised Statutes, the Board of Directors hereby approves the merger of the Corporation with Cambridge Creek Companies, Ltd. in accordance with the Plan of Merger; and

     RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed to take any and all actions necessary or advisable to

                                     1 of 2
effect the foregoing, including without limitation, the execution of the Plan of Merger, and filing of Articles of Merger with the Secretary of State of Nevada.

     The undersigned Director hereby waives notice in connection with this consent and the matters considered, authorized and approved herein. A signature transmitted by facsimile shall be deemed valid and binding.

     IN WITNESS WHEREOF, the signature of the Director of the Corporation set forth below evidences her adoption of the preceding RESOLUTIONS as of the ____ day of August, 2001.


---------------------------------------
Christine Cerisse, Director


BEING the sole Director of the Corporation.

                                     2 of 2

                             Consent in Lieu of Meeting
                                 of the Directors of
                              Apache Motor Corporation

     Pursuant to the provisions of Section 78.315 of the Nevada Revised Statutes, and in lieu of a meeting of the directors of Apache Motor Corporation (the "Corporation"), a Nevada corporation, the undersigned, being the sole director of the Corporation, hereby consents to the following action and by this writing approves, adopts and ratifies the following as the action of the directors:

     WHEREAS, the Board of Directors ("Board") has previously approved and entered into the Agreement and Plan of Merger by and between the Corporation and Cambridge Creek Companies, Ltd. (the "Plan of Merger"); and

     WHEREAS, pursuant to the Plan of Merger, the Corporation agreed to issue Fifty Thousand (50,000) shares of the Corporation's common stock and pay Thirty-five Thousand Dollars ($35,000.00) to the sole stockholder of Cambridge Creek Companies, Ltd., in exchange for all of Cambridge Creek Companies, Ltd.'s issued and outstanding common stock;

     NOW, THEREFORE, BE IT RESOLVED, that, in connection with and pursuant to the transactions contemplated by the Plan of Merger, the Board approves and authorizes the issuance of Fifty Thousand (50,000) shares of the Corporation's common stock and the payment of Thirty-five Thousand Dollars ($35,000.00) to Douglas Roe, the sole stockholder of Cambridge Creek Companies, Ltd.; and

     RESOLVED FURTHER, that the President of the Corporation, or her designee, is authorized and directed to take any and all actions necessary and proper to effect the foregoing, including issuing a treasury order to the Corporation's transfer agent to issue the common stock.

                                     2 of 2

     Each undersigned Director hereby waives notice in connection with this consent and the matters considered, authorized and approved herein. Signatures transmitted by facsimile shall be deemed valid and binding.

     IN WITNESS WHEREOF, the signature of the Director of the Corporation set forth below evidences her adoption of the preceding RESOLUTIONS as of the ____ day of August, 2001.


---------------------------------------
Christine Cerisse


BEING the sole Director of the Corporation.

                                     2 of 2

Exhibit 99

Apache Motor Corporation Announces Merger With Cambridge Creek Companies Ltd.

NEVADA: Apache Motor Corporation announced that it has completed its recent merger with Cambridge Creek Companies Ltd. as of September 4, 2001 and is in the process of filing its Form 8K 12g3 to become a reporting issuer.

Apache Motor Corporation was formed April 2, 1999 as an internet web site health and nutritional product marketing firm with the goal of providing product to the retail market.

This News Release contains forward-looking statements which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as 'will be' and similar expressions reflecting something other than historical fact are intended to identify such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Press Release.

For further information contact:     Christine Cerisse @ Sierra Financial
                                     604-681-7806
                                     16th Floor 543 Granville Street
                                     Vancouver, B.C. Canada    V6C 1X8